UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) December 21, 2021 (December 16, 2021)

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

13506 Summerport Village Parkway #160, Windermere, FL	34786
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events:

The Annual Meeting of Shareholders (“Meeting”) of iCoreConnect, Inc. will be held on Friday, December 30, 2021 at 10:00 a.m., Eastern Daylight Time at iCoreConnect’s offices, 3554 W. Orange Country Club Dr #220, Winter Garden, FL 34787 to:

1.	Review the annual results of calendar 2020
2.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Voting for Directors of the Board of Directors and other matters that require a vote will occur at a special meeting to be announced at a later date at which point proxy materials will be made available.

To access the meeting via teleconference please dial 877-269-7756. A copy of the Company’s 2020 Annual Report can be found on its website.

This is a procedural meeting only with no items on the agenda to be voted on, thereby there are no proxy materials being furnished with this notice.

The Board of Directors has fixed the close of business on December 20, 2021 as the record date for determination of Shareholders entitled to vote at the Meeting or any adjournments thereof, and only Shareholders of record at the close of business on that date will be entitled to vote.  At the Record Date, 157,108,758 shares of common stock were issued and outstanding.  A list of Shareholders entitled to vote at the meeting will be available for inspection at the principal executive offices of the Company located at 3554 W. Orange Country Club Dr #220, Winter Garden, FL 34787.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

Dated: December 21, 2021	By:	/s/ Robert McDermott
Robert McDermott
President and
Chief Executive Officer

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